EXHIBIT 23

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-76919), Form S-8 (File No. 333-42628) and Form S-8 (File No. 333-82602) of Capital Bank Corporation of our report dated January 30, 2002, relating to the financial statements of Capital Bank Corporation, which appears in the annual report to shareholders, which is incorporated by reference in this Annual Report on Form 10-K.






/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------


Raleigh, North Carolina
March 28, 2001